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                                                                    EXHIBIT 99.3

                 CUSIP NOS. 917274AC6, 917274AA0, AND U9153EAA0

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               NOTICE OF GUARANTEED DELIVERY TO TENDER IN RESPECT OF
              UP TO $40.0 MILLION AGGREGATE PRINCIPAL AMOUNT OF THE
             6% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 15, 2003
                                       OF
                               UROMED CORPORATION

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                        PURSUANT TO THE OFFER TO PURCHASE
                            DATED SEPTEMBER 23, 1998

    As set forth under the caption "Procedures for Tendering Notes--Guaranteed Delivery" in the Offer to Purchase dated September 23, 1998 of UroMed Corporation, a Massachusetts corporation (the "Company") and in Instruction 1 of the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer Documents"), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Company's offer to purchase for cash up to $40.0 million of its 6% Convertible Subordinated Notes due October 15, 2003 (the "Notes") subject to the terms and conditions set forth in the Offer Documents if time will not permit the Letter of Transmittal, certificates representing Notes or any other required documents to reach the Depositary on or prior to the Expiration Date, or the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This form must be delivered by an Eligible Institution by registered or certified mail or hand delivery, or transmitted by facsimile transmission to the Depositary as set forth above. All capitalized terms used herein and not defined herein shall have the meanings set forth in the Offer to Purchase.

                    The Depositary for the Tender Offer is:
                      STATE STREET BANK AND TRUST COMPANY

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
         BY MAIL:              FACSIMILE TRANSMISSION:       BY OVERNIGHT COURIER OR BY
                                                                        HAND:

 Corporate Trust Division          (617) 664-5290             Corporate Trust Division
 Two International Place     (For Eligible Institutions        Two International Place
  Boston, Massachusetts                 Only)                Boston, Massachusetts 02110
          02110                 CONFIRM BY TELEPHONE             Attn: Robert Burns
    Attn: Robert Burns             (617) 664-5314
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 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
     SET FORTH, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN
           AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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LADIES AND GENTLEMEN:

    The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of Notes specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the caption "Procedures for Tendering Notes--Guaranteed Delivery."

    The undersigned understand(s) that tenders of Notes may be withdrawn by written notice of withdrawal received by the Depositary at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. In the event of a termination or withdrawal by the Company of the Tender Offer, the Notes tendered pursuant to the Tender Offer will be returned to the tendering Holders promptly (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered). Tendered Notes cannot be withdrawn subsequent to the Expiration Date unless the Company decreases either (i) the Tender Consideration for such Notes or (ii) the principal amount of such Notes subject to the Tender Offer, in which event Notes previously tendered may be validly withdrawn until the expiration of ten business days after the date that notice of such reduction is first published, given or sent to Holders of such Notes by the Company.

    The undersigned understand(s) that payment by the Depositary for Notes tendered and accepted for payment pursuant to the Tender Offer will be made only after timely receipt by the Depositary of such Notes (or Book-Entry confirmation of the transfer of such Notes into the Depositary's account at DTC) and Letter of Transmittal (or a manually signed facsimile copy thereof) with respect to such Notes properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

    All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under the Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.
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                            PLEASE SIGN AND COMPLETE

    This Notice of Guaranteed Delivery must be signed by the Holder(s) of Notes exactly as their name(s) appear(s) on certificate(s) for Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and full title as indicated below.

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
Aggregate Principal Amount of Notes           Name(s) of Holder(s)
Tendered:
Certificate No(s). (if available):
Window Ticket No. (if any):                   Address(s) of Holder(s):
/ / Check here if Notes will be tendered
by book-entry transfer:
The Depository Trust Company Account          (Zip Code)
Number:                                       Area Code and Tel. No.:
Transaction Code Number:
Dated: , 1998                                 Name(s) of Authorized Signatory:
                                              Full Title:
                                              Address(es) of Authorized Signatory:
                                              Area Code and Tel. No.:
                                              Signature(s) of Registered Holder
                                              or Authorized Signatory:
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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that hereby (i) represents that the above-named persons are deemed to own the Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, as amended ("Rule 14e-4"), (ii) represents that such tender of Notes complies with Rule 14e-4 and (iii) is a recognized Eligible Institution. The undersigned hereby guarantees to deliver the Notes, in proper form for transfer, or confirmation of book-entry transfer pursuant to the procedures set forth in the Offer to Purchase under the caption "Procedures for Tendering Notes--Guaranteed Delivery," together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees, and any other documents required by the Letter of Transmittal will be received by the Depositary at one of its addresses set forth above within three New York Stock Exchange trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Notes to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

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
                Name of Firm:
                  Address:                                            (Authorized Signatory)
                                   (Zip Code)
                                                                  Title:
           Area Code and Tel. No.:                             Date: , 1998
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NOTE: DO NOT SEND NOTES WITH THIS NOTICE. NOTES SHOULD BE SENT TO THE DEPOSITARY
      TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF
      TRANSMITTAL.

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